EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Astrotech Corporation

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260401) of our report dated September 15, 2022, with respect to the consolidated financial statements of Astrotech Corporation (the “Report”), included in Astrotech Corporation’s Annual Report on Form 10-K for the year ended June 30, 2022. Our Report contains an explanatory paragraph regarding Astrotech Corporation’s ability to continue as a going concern.

ArmaninoLLP

San Francisco, California

September 15, 2022